CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Enhanced Trigger Jump Securities due 2019	$2,800,000	$281.96

July 2016

Pricing Supplement No. 1,012

Registration Statement Nos. 333-200365; 333-200365-12

Dated July 29, 2016

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities and prospectus, as supplemented and modified by this document. If the final share price of each of the underlying shares is greater than or equal to 80% of its respective initial share price, which we refer to as the respective downside threshold value, you will receive for each security that you hold at maturity the upside payment of $2.42 in addition to the stated principal amount. However, if any of the underlying shares declines in price by more than 20% as of the valuation date from its respective initial share price, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final share price of the worst performing underlying shares from its initial share price. Under these circumstances, the payment at maturity will be less than $8.00 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity is based on the worst performing underlying shares, a decline in any of the underlying shares below its respective downside threshold will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much. The securities are for investors who seek an equity fund-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying shares and forgo current income and upside returns above the fixed upside payment in exchange for the upside payment feature that applies only if the final share price of each underlying shares is greater than or equal to its respective downside threshold value. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Note Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$10 per security
Stated principal amount:	$10 per security
Pricing date:	July 29, 2016
Original issue date:	August 3, 2016 (3 business days after the pricing date)
Maturity date:	August 1, 2019
Aggregate principal amount:	$2,800,000
Interest:	None
Underlying shares:

Shares of the iShares U.S Telecommunications ETF (the “IYZ Shares”)

Shares of the Utilities Select Sector SPDR® Fund (the “XLU Shares”)

Shares of the Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”)

Payment at maturity:

•   If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value:

$10 + the upside payment

•   If the final share price of any of the underlying shares is less than its respective downside threshold value, meaning the price of any of the underlying shares has declined by more than 20% from its respective initial share price:

$10 × share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $10, and will represent a loss of more than 20%, and possibly all, of your investment.

Upside payment:	$2.42 per security (24.20% of the stated principal amount)
Downside threshold value:

With respect to the IYZ Shares, $27.576, which is equal to 80% of its initial share price

With respect to the XLU Shares, $41.696, which is equal to 80% of its initial share price

With respect to the XLP Shares, $43.752, which is equal to 80% of its initial share price

Share performance factor:	With respect to each underlying shares, final share price / initial share price
Worst performing underlying shares:	The underlying shares with the lowest share performance factor
Initial share price:

With respect to the IYZ Shares, $34.47, which is its closing price on the pricing date

With respect to the XLU Shares, $52.12, which is its closing price on the pricing date

With respect to the XLP Shares, $54.69, which is its closing price on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor for such underlying shares on such date
Valuation date:	July 29, 2019, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61766B788 / US61766B7881
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.137 per security. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.25 (1)
		$0.05(2)	$9.70
Total	$2,800,000	$84,000	$2,716,000
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.25 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.
(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.
(3)	See “Use of proceeds and hedging” beginning on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Enhanced Trigger Jump Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated February 29, 2016	Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying shares that provides a fixed return of 24.20% if the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value; and

▪	To enhance returns and potentially outperform the worst performing underlying shares in a moderately bullish or moderately bearish scenario.

If the final share price of any of the underlying shares is less than its respective downside threshold value, the securities are exposed on a 1:1 basis to the percentage decline of the worst performing underlying shares from its initial share price. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 3 years
Upside payment:	$2.42 per security (24.20% of the stated principal amount)
Downside threshold value:	For each underlying shares, 80% of the respective initial share price
Minimum payment at maturity:	None. You may lose your entire initial investment in the securities.
Interest:	None

The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10. We estimate that the value of each security on the pricing date is $9.137.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

July 2016	Page 2

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

July 2016	Page 3

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Key Investment Rationale

This 3-year investment does not pay interest but offers a fixed positive return of 24.20% if the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, and provides limited protection against a decline of the worst performing underlying shares of up to 20%. However, if, as of the valuation date, the price of any of the underlying shares has declined by more than 20% from the respective initial share price, the payment at maturity will be less than $8.00 per security and could be zero. Accordingly, investors may lose their entire initial investment in the securities.

Upside Scenario	If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $10 plus the upside payment of $2.42.
Downside Scenario

If the final share price of any of the underlying shares is less than its respective downside threshold value, which means that any of the underlying shares has depreciated by more than 20% from its respective initial share price, you will lose 1% for every 1% decline in the price of the worst performing underlying shares from its initial share price (e.g., a 40% depreciation in the worst performing underlying shares will result in a payment at maturity of $6 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in any of the underlying shares below its respective downside threshold value will result in a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities and are for illustrative purposes only. The actual initial share price and downside threshold value for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms.

Stated principal amount:	$10 per security
Hypothetical initial share price:

With respect to the IYZ Shares, $35.00, which is its closing price on the pricing date

With respect to the XLU Shares, $50.00, which is its closing price on the pricing date

With respect to the XLP Shares, $60.00, which is its closing price on the pricing date

Hypothetical downside threshold value:

With respect to the IYZ Shares, $28.00, which is equal to 80% of its initial share price

With respect to the XLU Shares, $40.00, which is equal to 80% of its initial share price

With respect to the XLP Shares, $48.00, which is equal to 80% of its initial share price

Upside payment:	$2.42 (24.20% of the stated principal amount)
Interest:	None

EXAMPLE 1: Each of the underlying shares appreciates substantially, and investors receive the stated principal amount plus the upside payment at maturity.

Final share price		IYZ Shares: $70.00
XLU Shares: $75.00
XLP Shares: $90.00

Share performance factor		IYZ Shares: $70.00 / $35.00 = 200
XLU Shares: $75.00 / $50.00 = 150%
XLP Shares: $90.00 / $60.00 = 150%

Payment at maturity	=	$10 + the upside payment
	=	$10 + 2.42
	=	$12.42

In example 1, the IYZ Shares appreciate by 100%, the XLU Shares appreciate by 50% and the XLP Shares appreciate by 50%. Because the final share price of each of the underlying shares is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $2.42. Investors receive $12.42 per security at maturity, and do not participate in the appreciation of any of the underlying shares. Although each of the underlying shares has appreciated substantially, the return on the securities is limited to the stated principal amount and the fixed upside payment of $2.42.

EXAMPLE 2: The final share price of two of the underlying shares has declined below its respective initial share price, but the final share price of each of the underlying shares is at or above its respective downside threshold value, and investors receive the stated principal amount plus the upside payment at maturity.

Final share price		IYZ Shares: $42.00
XLU Shares: $45.00
XLP Shares: $54.00

Share performance factor		IYZ Shares: $42.00 / $35.00 = 120%
XLU Shares: $45.00 / $50.00 = 90%
XLP Shares: $54.00 / $60.00 = 90%

Payment at maturity	=	$10 + the upside payment
	=	$10 + 2.42
	=	$12.42

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

In example 2, the IYZ Shares have appreciated by 20%, while the XLU Shares and XLP Shares have declined to below their respective initial share prices. However, because the final share price of each of the underlying shares is still at or above its respective downside threshold value, investors receive at maturity the stated principal amount and the fixed upside payment of $2.42.

EXAMPLE 3: Two of the underlying shares appreciate, but the other underlying shares declines to below its respective downside threshold value, and investors are exposed to the decline in the worst performing underlying shares from its initial share price.

Final share price		IYZ Shares: $19.25
XLU Shares: $60.00
XLP Shares: $78.00

Share performance factor		IYZ Shares: $19.25 / $35.00 = 55%
XLU Shares: $60.00 / $50.00 = 120%
XLP Shares: $78.00 / $60.00 = 130%

Payment at maturity	=	$10 x share performance factor of the worst performing underlying shares
	=	$10 x 55%
	=	$5.50

In example 3, the IYZ Shares decline by 45% to below its downside threshold value, while the XLU Shares appreciate by 20% and the XLP Shares appreciate by 30%. Therefore, investors are exposed to the negative performance of the IYZ Shares, the worst performing underlying shares in this example, and receive a payment at maturity of $5.50 per security. Investors lose 1% of the stated principal amount for every 1% decline in the IYZ Shares from its initial share price, even though the other underlying shares have appreciated from their respective initial share prices.

EXAMPLE 4: Each of the underlying shares declines below its respective downside threshold value, and investors are exposed to the decline in the worst performing underlying shares from its initial share price.

Final share price		IYZ Shares: $19.25
XLU Shares: $25.00
XLP Shares: $36.00

Share performance factor		IYZ Shares: $19.25 / $35.00 = 55%
XLU Shares: $25.00 / $50.00 = 50%
XLP Shares: $36.00 / $60.00 = 60%

Payment at maturity	=	$10 x share performance factor of the worst performing underlying shares
	=	$10 x 50%
	=	$5.00

In example 4, the final share price of each of the underlying shares is less than its respective downside threshold value. The IYZ Shares decline by 45%, the XLU Shares decline by 50% and the XLP Shares decline by 40%. Therefore, investors are exposed to the negative performance of the XLU Shares, the worst performing underlying shares in this example, and receive a payment of $5.00 per security.

If the final share price of any of the underlying shares is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $10 stated principal amount of each security by an amount proportionate to the full decline in the closing price of the worst performing underlying shares from its initial share price over the term of the securities, and you will lose a significant portion or all of your investment.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $10 stated principal amount of securities that you hold an amount in cash based upon the final share price of each of the underlying shares. If the final share price of any of the underlying shares is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $10 stated principal amount of each security by an amount proportionate to the full decline in the price of the worst performing underlying shares from its initial share price over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

▪	You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If the final share price of any of the underlying shares is less than its respective downside threshold value as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that the final share price of any of the underlying shares will be less than its respective downside threshold value, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will suffer a significant loss on your investment.

▪	Appreciation potential is fixed and limited. Where the final share price of each underlying shares is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $2.42 per security (24.20% of the stated principal amount), even if each of the underlying shares has appreciated substantially. The payment at maturity will under no circumstances exceed $12.42 per stated principal amount.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

o	the trading prices, volatility (frequency and magnitude of changes in value) and dividends of each of the underlying shares and of the stocks composing the Dow Jones U.S. Select Telecommunications Index, the Utilities Select Sector Index and the Consumer Staples Select Sector Index (the “share underlying indices”),

o	interest and yield rates in the market,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the final share prices of the underlying shares,

o	the time remaining until the securities mature,

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any of the underlying shares is near, at or below its respective downside threshold value.

You cannot predict the future performance of any of the underlying shares based on their historical performance. If the final share price of any of the underlying shares is less than its respective downside threshold value, you will be exposed on a 1-to-1 basis to the full decline in the final share price of the worst performing underlying shares from the respective initial share price. There can be no assurance that the final share price of each of the underlying shares will be greater than or equal to its respective downside threshold value so that you will receive at maturity an amount that is greater than the $10 stated principal amount for each security you hold.

▪	Each of the underlying shares is subject to risks associated with investments concentrated in a particular sector. All or substantially all of the equity securities held by the IYZ Shares are issued by companies whose primary business is directly associated with the telecommunications sector. Similarly, all or substantially all of the equity securities held by the XLU Shares and XLP Shares are issued by companies whose primary business is directly associated with the utilities sector and the consumer staples sector, respectively. Each of the underlying shares may therefore be subject to increased price volatility, as each is concentrated in a single specific industry and market sector, and each underlying shares may be more susceptible to adverse economic, market, political or regulatory events affecting that particular industry or market sector. Therefore, the securities are exposed to concentration risks relating to the industry and market sector reflected in each of the underlying shares.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the securities is not linked to the prices of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on its respective closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price(s) of any of the underlying shares appreciates prior to the valuation date but then drops by the valuation date to below its respective downside threshold value, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the prices of the underlying shares prior to such drop. Although the actual prices of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than the final share prices, the payment at maturity will be based solely on the closing prices of the underlying shares on the valuation date.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪	Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪ Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (BlackRock Fund Advisors for the iShares® Dow Jones U.S. Telecommunications ETF, and SSGA Funds Management Inc. for each of the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. They may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each

July 2016	Page 9

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that can affect any of the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for any of the underlying shares for certain events affecting such underlying shares, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the underlying shares. If an event occurs that does not require the calculation agent to adjust the relevant adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices and the downside threshold values, and will determine the final share prices, the share performance factors, if applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS &

July 2016	Page 10

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price of any of underlying shares in the event of a market disruption event or discontinuance of any share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying indices), including trading in the underlying shares, the stocks that constitute the share underlying indices as well as in other instruments related to the underlying shares or the share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of any of the underlying shares, and, therefore, could have increased the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of any of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for Jump Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates,

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

iShares® Dow Jones U.S. Telecommunications ETF Overview

The iShares® Dow Jones U.S. Telecommunications ETF is an exchange-traded fund managed by iShares® Trust (“iShares”), a registered investment company, that seeks to track the investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Telecommunications Index. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® Dow Jones U.S. Telecommunications ETF is accurate or complete.

Information as of market close on July 29, 2016:

Bloomberg Ticker Symbol:	IYZ UP
Current Price:	$34.47
52 Weeks Ago:	$28.11
52 Week High (on 7/15/2016):	$34.65
52 Week Low (on 1/20/2016):	$25.45

The following graph sets forth the daily closing values of the IYZ Shares for the period from January 1, 2011 through July 29, 2016. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IYZ Shares for each quarter in the same period. The closing price of the underlying shares on July 29, 2016 was $34.47. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the IYZ Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the IYZ Shares at any time, including on the valuation date.

iShares® Dow Jones U.S. Telecommunications ETF – Daily Closing Prices January 1, 2011 to July 29, 2016

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

iShares® Dow Jones U.S. Telecommunications ETF (CUSIP: 464287713)	High ($)	Low ($)	Period End ($)
2011
First Quarter	23.98	22.33	23.82
Second Quarter	25.65	23.61	24.90
Third Quarter	25.47	19.96	20.39
Fourth Quarter	21.67	19.59	21.00
2012
First Quarter	22.80	20.88	22.20
Second Quarter	22.47	20.74	22.47
Third Quarter	26.13	22.10	25.53
Fourth Quarter	25.76	22.89	24.26
2013
First Quarter	25.15	23.83	24.30
Second Quarter	27.48	24.27	25.85
Third Quarter	28.55	25.80	27.58
Fourth Quarter	29.76	27.28	29.73
2014
First Quarter	30.00	27.85	29.98
Second Quarter	30.49	28.53	30.33
Third Quarter	31.38	29.68	29.95
Fourth Quarter	30.83	27.88	29.28
2015
First Quarter	31.43	28.42	30.22
Second Quarter	31.71	29.24	29.28
Third Quarter	30.11	26.52	27.00
Fourth Quarter	30.40	26.66	28.79
2016
First Quarter	30.73	25.45	30.73
Second Quarter	33.30	30.33	33.30
Third Quarter (through July 29, 2016)	34.65	33.10	34.47

This document relates only to the securities referenced hereby and does not relate to the IYZ Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IYZ Shares (and therefore the price of the IYZ Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IYZ Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IYZ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IYZ Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on July 29, 2016:

Bloomberg Ticker Symbol:	XLU UP
Current Price:	$52.12
52 Weeks Ago:	$43.23
52 Week High (on 7/6/2016):	$52.98
52 Week Low (on 9/4/2015):	$40.96

The following graph sets forth the daily closing values of the XLU Shares for the period from January 1, 2011 through July 29, 2016. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter in the same period. The closing price of the XLU Shares on July 29, 2016 was $52.12. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLU Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLU Shares at any time, including on the valuation date.

Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2011 to July 29, 2016

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP: 81369Y886)	High ($)	Low ($)	Period End ($)
2011
First Quarter	32.82	30.89	31.90
Second Quarter	34.20	31.48	33.48
Third Quarter	34.28	30.20	33.64
Fourth Quarter	36.24	32.68	35.98
2012
First Quarter	35.69	34.47	35.05
Second Quarter	37.09	34.25	36.99
Third Quarter	38.23	36.06	36.40
Fourth Quarter	37.39	34.07	34.95
2013
First Quarter	39.05	35.21	39.05
Second Quarter	41.43	36.43	37.63
Third Quarter	39.59	36.72	37.35
Fourth Quarter	39.39	36.97	37.97
2014
First Quarter	41.46	37.27	41.46
Second Quarter	44.26	41.11	44.26
Third Quarter	43.82	40.17	42.09
Fourth Quarter	49.11	42.27	47.22
2015
First Quarter	49.41	43.11	44.43
Second Quarter	45.17	41.46	41.46
Third Quarter	45.87	40.96	43.29
Fourth Quarter	45.39	41.79	43.28
2016
First Quarter	49.62	43.03	49.62
Second Quarter	52.47	46.93	52.47
Third Quarter (through July 29, 2016)	52.98	51.61	52.12

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard and Poor’s Financial Services LLC (“S&P”) and have been licensed for use by S&P Dow

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Jones Indices LLC and Morgan Stanley. The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

July 2016	Page 18

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Consumer Staples Select Sector SPDR® Fund is accurate or complete.

Information as of market close on July 29, 2016:

Bloomberg Ticker Symbol:	XLP UP
Current Price:	$54.69
52 Weeks Ago:	$50.38
52 Week High (on 7/14/2016):	$55.75
52 Week Low (on 8/25/2015):	$45.70

The following graph sets forth the daily closing values of the XLP Shares for the period from January 1, 2011 through July 29, 2016. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter in the same period. The closing price of the XLP Shares on July 29, 2016 was $54.69. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLP Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLP Shares at any time, including on the valuation date.

Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2011 to July 29, 2016

July 2016	Page 19

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund (CUSIP: 81369Y308)	High ($)	Low ($)	Period End ($)
2011
First Quarter	29.98	28.85	29.94
Second Quarter	32.42	30.07	31.23
Third Quarter	31.84	28.35	29.70
Fourth Quarter	32.64	29.23	32.49
2012
First Quarter	34.08	32.01	34.08
Second Quarter	34.77	33.16	34.77
Third Quarter	36.38	34.63	35.83
Fourth Quarter	36.51	34.18	34.83
2013
First Quarter	39.76	35.47	39.76
Second Quarter	42.15	39.15	39.67
Third Quarter	41.80	39.23	39.80
Fourth Quarter	43.33	39.68	42.98
2014
First Quarter	43.06	39.88	43.06
Second Quarter	45.67	42.75	44.62
Third Quarter	45.61	43.11	45.11
Fourth Quarter	49.46	44.09	48.49
2015
First Quarter	50.21	47.95	48.74
Second Quarter	49.75	47.57	47.60
Third Quarter	50.82	45.70	47.19
Fourth Quarter	51.26	47.19	50.49
2016
First Quarter	53.26	48.27	53.05
Second Quarter	55.15	51.77	55.15
Third Quarter (through July 29, 2016)	55.75	54.19	54.69

This document relates only to the securities referenced hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard and Poor’s Financial Services LLC (“S&P”) and have been licensed for use by S&P Dow

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Jones Indices LLC and Morgan Stanley. The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Additional Information About the Enhanced Trigger Jump Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Share underlying indices:

With respect to the iShares U.S Telecommunications ETF, the Dow Jones U.S. Select Telecommunications Index

With respect to the Utilities Select Sector SPDR® Fund, the Utilities Select Sector Index

With respect to the Consumer Staples Select Sector SPDR® Fund, the Consumer Staples Select Sector Index

Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the latest valuation date as postponed with respect to any of the underlying shares.
Denominations:	$10 and integral multiples thereof
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlying shares and in futures and options contracts on the underlying shares or any component stocks of the share underlying indices. Such purchase activity could have increased the price of any of the underlying shares on the pricing date, and, therefore, could have increased the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.25 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the iShares® Dow Jones U.S. Telecommunications ETF, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due August 1, 2019
Principal at Risk Securities

of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 16, 2016, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 16, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for Jump Securities and prospectus if you so request by calling toll-free 800-584-6837. You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for Jump Securities dated February 29, 2016

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for Jump Securities or in the prospectus.

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